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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
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☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

AmREIT

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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AmREIT
8 Greenway Plaza, Suite 1000
Houston, Texas 77046
Notice of Annual Meeting of Shareholders
To be Held June 2, 2005
To Our Shareholders:
      You are invited to attend the annual meeting of shareholders of AmREIT, to be held at 8 Greenway Plaza, Suite 1000, Houston, Texas, on Thursday, June 2, 2005, at 10:00 a.m., Central Standard Time. The purpose of the meeting is to vote on the following proposals:

Proposal 1:	To elect four trust managers to serve for a one year term and until their successors are elected and qualified.

Proposal 2:	To transact any other business that may properly be brought before the annual meeting or any adjournments thereof.
      The board of trust managers has fixed the close of business on April 19, 2005 as the record date for determining shareholders entitled to notice of and to vote at the annual meeting. A form of proxy card and a copy of our annual report to shareholders for the fiscal year ended December 31, 2004 are enclosed with this notice of annual meeting and proxy statement.
      Your proxy vote is important. Accordingly, you are asked to complete, date, sign and return the accompanying proxy whether or not you plan to attend the annual meeting. If you plan to attend the annual meeting to vote in person and your shares are in the name of a broker or bank, you must secure a proxy from the broker or bank assigning voting rights to you for your shares.

BY ORDER OF THE BOARD OF TRUST MANAGERS

H. Kerr Taylor
Chairman of the Board, Chief Executive Officer,
and President
April 25, 2005
Houston, Texas

ANNUAL MEETING OF SHAREHOLDERS
GOVERNANCE OF THE COMPANY
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
MANAGEMENT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
PROPOSAL ONE: ELECTION OF TRUST MANAGERS
AUDIT COMMITTEE REPORT
INDEPENDENT AUDITOR FEES
SHAREHOLDER PROPOSALS
ANNUAL REPORT

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
Thursday, June 2, 2005
AmREIT
8 Greenway Plaza, Suite 1000
Houston, Texas 77046
      The Board of Trust Managers of AmREIT is soliciting proxies to be used at the 2005 annual meeting of shareholders to be held at 8 Greenway Plaza, Suite 1000, Houston, Texas, on Thursday, June 2, 2005, at 10:00 a.m., Central Standard Time. This Proxy Statement, accompanying Proxy and Annual Report to Shareholders for the fiscal year ended December 31, 2004 are first being mailed to shareholders on or about April 25, 2005. Although the annual report is being mailed to shareholders with this proxy statement, it does not constitute part of this proxy statement.
Who Can Vote
      Only shareholders of record as of the close of business on April 19, 2005, are entitled to notice of and to vote at the annual meeting. As of April 19, 2005, we had approximately 3,490,040 class A common shares, 2,210,504 class B common shares, 4,084,741 class C common shares and 4,405,758 class D common shares outstanding (collectively, the “Shares”). Each holder of record of the Shares on the record date is entitled to one vote on each matter properly brought before the annual meeting for each share held.
How You Can Vote
      Shareholders cannot vote at the annual meeting unless the shareholder is present in person or represented by proxy. You are urged to complete, sign, date and promptly return the proxy in the enclosed postage-paid envelope after reviewing the information contained in this proxy statement and in the annual report. Valid proxies will be voted at the annual meeting and at any adjournments of the annual meeting as you direct in the proxy.
Revocation of Proxies
      You may revoke your proxy at any time prior to the start of the annual meeting in three ways:

(1) by delivering written notice to our Corporate Secretary, Chad C. Braun, at AmREIT, 8 Greenway Plaza, Suite 1000, Houston, Texas 77046;

(2) by submitting a duly executed proxy bearing a later date; or

(3) by attending the annual meeting and voting in person.
      Voting by proxy will in no way limit your right to vote at the annual meeting if you later decide to attend in person. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, to be able to vote at the annual meeting. If no direction is given and the proxy is validly executed, the shares represented by the proxy will be voted as recommended by our board of trust managers. The persons authorized under the proxies will vote upon any other business that may properly come before the annual meeting according to their best judgment to the same extent as the person delivering the proxy would be entitled to vote. At the time of mailing this proxy statement, we do not anticipate that any other matters would be raised at the annual meeting.

Required Vote
      The presence, in person or represented by proxy, of the holders of a majority of the Shares (7,109,713 Shares) entitled to vote at the annual meeting is necessary to constitute a quorum at the annual meeting. However, if a quorum is not present at the annual meeting, a majority of the shareholders, present in person or represented by proxy, have the power to adjourn the annual meeting until a quorum is present or represented.
      The affirmative vote of the holders of a majority of the Shares present in person or represented by proxy is required to elect trust managers.
      Votes cast by proxy or in person will be counted by two persons appointed by the Company to act as inspectors for the annual meeting. The election inspectors will treat shares represented by proxies that reflect abstentions as shares that are present and entitled to vote for the purpose of determining the presence of a quorum and of determining the outcome of any matter submitted to the shareholders for a vote; however, abstentions will not be deemed outstanding and, therefore, will not be counted in the tabulation of votes cast on proposals presented to shareholders.
      The Texas Real Estate Investment Trust Act and the Company’s Bylaws do not specifically address the treatment of abstentions and broker non-votes. The election inspectors will treat Shares referred to as “broker non-votes” (i.e., Shares held by brokers or nominees as to which instructions have not been received from the beneficial owners and as to which the broker or nominee does not have discretionary voting power on a particular matter) as Shares that are present and entitled to vote for the purpose of determining the presence of a quorum. However, for the purpose of determining the outcome of any matter as to which the broker or nominee has indicated on the proxy that it does not have discretionary authority to vote, those Shares will be treated as not present and not entitled to vote with respect to that matter (even though those Shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters).
Cost of Proxy Solicitation
      The cost of soliciting proxies will be borne by us. Proxies may be solicited on our behalf by our trust managers, officers or employees in person, by telephone, facsimile or by other electronic means.
      In accordance with SEC regulations, we will also reimburse brokerage firms and other custodians, nominees and fiduciaries for their expenses incurred in sending proxies and proxy materials and soliciting proxies from the beneficial owners of Shares.
GOVERNANCE OF THE COMPANY
Board of Trust Managers
      Pursuant to our declaration of trust and our bylaws, our business, property and affairs are managed under the direction of our board of trust managers. Members of our board are kept informed of our business through discussions with the chairman of the board and officers, by reviewing materials provided to them and by participating in meetings of our board and its committees. Board members have complete access to the Company’s management team and the independent auditors. Our board and each of the key committees — Audit, Compensation, Nominating and Corporate Governance (collectively the “Committees”) — also have authority to retain, at the Company’s expense, outside counsel, consultants or other advisors in the performance of their duties. The Company’s Corporate Governance Guidelines require that a majority of the trust managers be independent within the meaning of American Stock Exchange (“AMEX”) standards.
Statement on Corporate Governance
      The Company is dedicated to establishing and maintaining the highest standards of corporate governance. The Board has implemented many corporate governance measures designed to serve the long-term interests of our shareholders and further align the interests of trustees and management with our shareholders. The major changes approved by the Board, through the adoption of a code of business conduct and ethics and corporate governance guidelines and enacted by the Company include:

•	prohibiting the re-pricing of options under our incentive plan;

•	increasing the overall independence of our board and the Committees;

•	scheduling executive sessions of the non-management trust managers on a regular basis;

•	conducting annual evaluations of our board, the Committees and individual trust managers;

•	establishing share ownership guidelines for senior officers of the Company;

•	requesting trust managers to visit properties every year;

•	limiting members of its Audit Committee to service on not more than three other public company audit committees without prior board approval;

•	adopting a Pre-Approval Policy for Audit and Non-Audit Services;

•	limiting the CEO’s service to not more than three other public company boards;

•	reviewing and revising the existing Audit Committee Charter; and

•	adopting formal charters for the Committees.
      Executive Sessions. Pursuant to the Company’s Corporate Governance Guidelines, the non-management trust managers meet in separate executive sessions at least three times a year. These trust managers may invite the Chief Executive Officer or others, as they deem appropriate, to attend a portion of these sessions.
      Contacting the Board. Our board welcomes your questions and comments. If you would like to communicate directly with our board, or if you have a concern related to the Company’s business ethics or conduct, financial statements, accounting practices or internal controls, then you may submit your correspondence to our Chief Financial Officer and Secretary. All communications will be forwarded to the Chairman of our Audit Committee.
      Code of Business Conduct and Ethics. Our board has adopted a Code of Business Conduct and Ethics that applies to all trust managers, officers and employees, including the Company’s principal executive officer, principal financial officers and principal accounting officers. The purpose of the Code of Business Conduct and Ethics is to promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships to promote full, fair, accurate, timely and understandable disclosure in periodic reports required to be filed by the Company; and to promote compliance with all applicable rules and regulations that apply to the Company and its officers and trust managers. If our board amends any provisions of the Code of Business Conduct and Ethics that apply to the Company’s chief executive officer or senior financial officers or grants a waiver in favor of any such persons, it will promptly publish the text of the amendment or the specifics of the waiver on its website.
      As all shareholders are aware, there has been a dramatic and continuing evolution of ideas about sound corporate governance. We intend to continue to act promptly to incorporate not only the actual requirements of rules adopted but additional voluntary measures we deem appropriate. Charters for the Audit, Compensation, Nominating and Corporate Governance Committees and the Company’s Corporate Governance Guidelines and Code of Business Conduct and Ethics may be viewed on the Company’s website at www.amreit.com under the Investor section. In addition, the Company will mail copies of the Corporate Governance Guidelines to shareholders upon their written request.
Meetings and Committees of the Board of Trust Managers
      General. During the fiscal year ended December 31, 2004, our board of trust managers held four regular meetings. Each of the trust managers attended all meetings held by our board of trust managers and all meetings of each committee of our board of trust managers on which such trust managers served during the fiscal year ended December 31, 2004. Our board of trust managers has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee.

Nominating and
	Executive	Audit		Corporate
Name	Committee	Committee	Compensation	Governance

H. Kerr Taylor*	x
Robert S. Cartwright, Jr.		x		x
G. Steven Dawson		x	x	x
Philip Taggart		x	x	x

*	Chairman of the Board
      During our 2004 fiscal year, our board of trust managers had three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee.
      Audit Committee. The Audit Committee consists of Mr. Dawson, Mr. Cartwright and Mr. Taggart. The Audit Committee met four times during the fiscal year ended December 31, 2004. The Audit Committee is comprised entirely of trust managers who meet the independence and financial literacy requirements of AMEX listing standards as well as the standards established under the Sarbanes-Oxley Act of 2002. In addition, our board has determined that Mr. Dawson qualifies as an “audit committee financial expert” as defined in SEC rules. The Audit Committee’s responsibilities include providing assistance to our board in fulfilling its responsibilities with respect to oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent auditors’ qualifications, performance and independence, and the performance of the Company’s internal audit function. In accordance with its charter, the Audit Committee has sole authority to appoint and replace the independent auditors, who report directly to the Committee, approve the engagement fee of the independent auditors and pre-approve the audit services and any permitted non-audit services they may provide to the Company. In addition, the Audit Committee reviews the scope of audits as well as the annual audit plan, evaluates matters relating to the audit and internal controls of the Company and approves all related party transactions. The Audit Committee holds separate executive sessions, outside the presence of senior management, with the Company’s independent auditors.
      Compensation Committee. The Compensation Committee consists of Mr. Dawson and Mr. Taggart. The Compensation Committee is comprised entirely of trust managers who meet the independence requirements of the AMEX listing standards. The Compensation Committee’s responsibilities include establishing the Company’s general compensation philosophy, overseeing the Company’s compensation programs and practices, including incentive and equity-based compensation plans, reviewing and approving executive compensation plans in light of corporate goals and objectives, evaluating the performance of the Chief Executive Officer in light of these criteria and establishing the Chief Executive Officer’s compensation level based on such evaluation, evaluating the performance of the other executive officers and their salaries, bonus and incentive and equity compensation, reviewing and making recommendations concerning proposals by management regarding compensation, bonuses, employment agreements, loans to non-executive employees and other benefits and policies respecting such matters for employees of the Company The Compensation Committee met two times during the fiscal year ended December 31, 2004.
      Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee (the “Nominating Committee”) consists of Mr. Cartwright, Mr. Dawson and Mr. Taggart. The Nominating Committee’s duties include adopting criteria for recommending candidates for election or re-election to our board and its committees considering issues and making recommendations considering the size and composition of our board. The Nominating Committees will also consider nominees for trust manager suggested by shareholders in written submissions to the Company’s Secretary.

Trust Manager Nomination Procedures
      Trust Manager Qualifications. The Company’s Nominating Committee has established policies for the desired attributes of our board as a whole. The Board will seek to ensure that a majority of its members are independent within AMEX listing standards. Each trust manager generally may not serve as a member of more than six other public company boards. Each member of our board must possess the individual qualities of integrity and accountability, informed judgment, financial literacy, high performance standards and must be committed to representing the long-term interests of the Company and the shareholders. In addition, trust managers must be committed to devoting the time and effort necessary to be responsible and productive members of our board. Our board values diversity, in its broadest sense, reflecting, but not limited to, profession, geography, gender, ethnicity, skills and experience.
      Identifying and Evaluating Nominees. The Nominating Committee regularly assesses the appropriate number of trust managers comprising our board, and whether any vacancies on our board are expected due to retirement or otherwise. The Nominating Committee may consider those factors it deems appropriate in evaluating trust manager candidates including judgment, skill, diversity, strength of character, experience with businesses and organizations comparable in size or scope to the Company, experience and skill relative to other board members, and specialized knowledge or experience. Depending upon the current needs of our board, certain factors may be weighed more or less heavily by the Nominating Committee. In considering candidates for our board, the Nominating Committee evaluates the entirety of each candidate’s credentials and, other than the eligibility requirements established by the Nominating Committee, does not have any specific minimum qualifications that must be met by a nominee. The Nominating Committee considers candidates for the Board from any reasonable source, including current board members, shareholders, professional search firms or other persons. The Nominating Committee does not evaluate candidates differently based on who has made the recommendation. The Nominating Committee has the authority under its charter to hire and pay a fee to consultants or search firms to assist in the process of identifying and evaluating candidates.
      Shareholder Nominees. The Company’s Bylaws permit shareholders to nominate trust managers for consideration at an annual meeting of shareholders. The Nominating Committee will consider properly submitted shareholder nominees for election to our board and will apply the same evaluation criteria in considering such nominees as it would to persons nominated under any other circumstances. Such nominations may be made by a shareholder entitled to vote who delivers written notice along with the additional information and materials required by the Bylaws to the Secretary of the Company not later than the close of business on the 70th day, and not earlier than the close of business on the 90th day, prior to the anniversary of the preceding year’s annual meeting. For the Company’s annual meeting in the year 2005, the Secretary must receive this notice after the close of business on March 3, 2006, and prior to the close of business on March 24, 2006. You can obtain a copy of the full text of the Bylaw provision by writing to the Secretary of AmREIT, 8 Greenway Plaza, Suite 1000, Houston, Texas 77046.
      Any shareholder nominations proposed for consideration by the Nominating Committee should include the nominee’s name and sufficient biographical information to demonstrate that the nominee meets the qualification requirements for board service as set forth under “Trust Manager Qualifications.” The nominee’s written consent to the nomination should also be included with the nomination submission, which should be addressed to: AmREIT, 8 Greenway Plaza, Suite 1000, Houston, Texas 77046, Attn: Chief Financial Officer and Secretary.
Independence of Trust Managers
      Pursuant to the Company’s Corporate Governance Guidelines, which require that a majority of our trust managers be independent within the meaning of AMEX corporate governance standards, our board undertook a review of the independence of trust managers nominated for election at the Meeting. During this review, our board considered transactions and relationships during the prior year between each trust manager or any member of his or her immediate family and the Company, including those reported under “Certain Relationships and Related Transactions” below. As provided in the Corporate Governance Guidelines, the purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the trust manager is independent.
      As a result of this review, our board affirmatively determined that all the trust managers nominated for election at the Annual Meeting are independent of the Company and its management with the exception of Mr. Taylor.
Compensation of Trust Managers
      During our 2004 fiscal year, each non-employee trust managers received a monthly fee of $1,000 for their services and a meeting fee of $1,000 per meeting attended in person, a meeting fee of $500 per meeting attended by telephone and a committee meeting fee of $500 per meeting attended in person or by telephone with the exception of the Audit Committee meetings which were $750 per meeting in person. Each non-employee trust manager receives a grant of 2,000 restricted class A common shares for each year in which they serve on the board, which vest equally over a three year period, 33% vesting on the date of grant, 33% on the first anniversary of the date of grant and 34% on the second anniversary of the date of grant. Additionally, in 2004, each non-employee trust manager received an additional grant of 4,000 restricted class A common shares, which vest equally over a three year period, 33% vesting on the date of grant, 33% on the first anniversary of the date of grant and 34% on the second anniversary of the date of grant.
      In 2005, Messrs. Cartwright, Dawson and Taggart have each received a grant of 2,000 restricted class A common shares. The shares vest 33% immediately at date of grant, 33% on the first anniversary of date of grant and 34% on the second anniversary of date of grant.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
      The following table sets forth certain information regarding the beneficial ownership of our common shares as of April 13, 2005 by (1) each person known by us to own beneficially more than 5% of our outstanding class A common shares, (2) all current trust managers, (3) each current named executive officer, and (4) all current trust managers and current named executive officers as a group. Unless otherwise indicated, the shares listed in the table are owned directly by the individual, or by both the individual and the individual’s spouse. Except as otherwise noted, the individual had sole voting and investment power as to shares shown or, the voting power is shared with the individual’s spouse.

	Amount and Nature of	Percent of Voting
Name	Beneficial Ownership	Common Shares

H. Kerr Taylor — Chairman, President & CEO	1,211,153	8.54%
Robert S. Cartwright — Trust Manager	20,986	*
G. Steven Dawson — Trust Manager	17,905	*
Philip Taggart — Trust Manager	15,562	*
Chad C. Braun — Secretary, CFO and Executive VP	53,310	*

All trust managers and executive officers as a group	1,318,916	9.30%
All other employees combined	173,394	1.22%

All trust managers, executive officers, and employees as a group	1,492,310	10.52%

*	Less than 1%.

MANAGEMENT
      The following table sets forth the executive officers and other key members of management of the Company.

Name	Age	Principal Occupation

H. Kerr Taylor*	54	President and CEO
Chad C. Braun*	33	EVP & CFO
Todd McDonald	31	Managing VP — JVs and Sale/Leasebacks
Jason Lax	32	VP — Construction
Preston Cunningham	28	VP — Development
David M. Thailing	34	Managing VP — Investment Sponsorship
Tenel Tayar	35	VP — Acquisitions
Brett P. Treadwell	35	VP — Finance
Debbie Lucas	28	VP — Corporate Communications
John N. Anderson, Jr.	30	VP — Dispositions
Kristen Barker	35	VP — Leasing
Max Shilstone	49	VP — Property Management
Robyn Walden	29	VP — Investor Relations

*	Executive Officers
Business Experience
      H. Kerr Taylor. Mr. Taylor is the founder of AmREIT and has been chairman of the board, chief executive officer, and president since August 1993. His responsibilities include overseeing all corporate initiatives, as well as, building, coaching, and leading our strong team of professionals. With over 30 years of experience, Mr. Taylor has been involved in over 300 real estate transactions involving brokerage, development, and management of premier real estate projects. Prior and in addition to his role at AmREIT, he was president, director, and sole stockholder of American Asset Advisers Realty Corporation from 1989 to 1998. Mr. Taylor received his Bachelor of Arts degree from Trinity University, a Masters of Business Administration from Southern Methodist University and graduated with his Doctor of Jurisprudence from South Texas College of Law. He is a member of the Texas Association of Realtors, Texas Bar Association, International Council of Shopping Centers, Urban Land Institute, and the Session of First Presbyterian Church. Mr. Taylor has served as chairman of the board for Lifehouse, Inc., Millennium Relief and Development, Inc., and served on the board for Park National Bank (now Frost National Bank).
      Chad C. Braun. Mr. Braun serves as our executive vice president, chief financial officer, treasurer, and secretary. Mr. Braun is responsible for corporate finance, capital markets, investor relations, accounting, SEC reporting, and oversees investment sponsorship and product creation. Mr. Braun has over 10 years of accounting, financial, and real estate experience and prior to joining AmREIT served as a manager in the real estate advisory services group at Ernst & Young, LLP. He has provided extensive consulting and audit services, including financial statement audits, portfolio acquisition and disposition, portfolio management, merger integration and process improvement, financial analysis, and capital markets and restructuring transactions, to a number of Real Estate Investment Trusts and private real estate companies. Mr. Braun graduated from Hardin Simmons University with a Bachelor of Business Administration degree in accounting and finance and subsequently earned the CPA designation and his Series 63, 7, 24, and 27 securities licenses. He is a member of the National Association of Real Estate Investment Trusts and the Texas Society of Certified Public Accountants.
      Todd McDonald. Mr. McDonald serves as managing vice president and oversees joint ventures and sale leasebacks. Mr. McDonald is responsible for managing the real estate department and directs business development for joint ventures, CTL sale-leasebacks, and programmatic rollouts. Mr. McDonald has handled over $30 million in sales of property for AmREIT and has overseen the acquisition and development of over $70 million of property. His real estate experience includes providing analysis on acquisition and disposition projects, producing project proformas, managing development, and reviewing property level financial statements. Mr. McDonald received a Bachelor of Science degree in business economics from Wofford College.
      Jason Lax. Mr. Lax serves as our vice president of construction management and general contracting services. He is responsible for overseeing all construction management and general contracting activities relating to new development projects and acquisitions. In addition, Mr. Lax serves as project manager for AmREIT’s corporate building improvements and relocation activities. Mr. Lax has over 11 years of experience in the real estate industry. Prior to joining AmREIT, he gained nationwide experience in commercial development and construction while working with ExxonMobil Corporation and Trammell Crow Company. Mr. Lax has managed over a hundred projects valued at over $200 million from ground up development to minor remodeling projects and has been involved in all phases of development from conceptual site plan preparation to project turnover. Mr. Lax received a Bachelor of Science degree in mechanical engineering from Texas Tech University and subsequently earned his Engineer in Training certification from the Texas Board of Professional Engineers and is a licensed real estate salesperson. Mr. Lax is a member of the International Council of Shopping Centers and the Urban Land Institute.
      Preston Cunningham. Mr. Cunningham serves as our vice president of development. His responsibilities include overseeing the underwriting, marketing, and negotiation processes related to the development and re-development of multi-tenant shopping centers. In addition, he is responsible for managing our leasing team, brokerage team, and coordinating legal processes. Mr. Cunningham has been employed with AmREIT for over two years during which time he has developed over $100M in projects. Prior to joining AmREIT, Preston was employed with The Howard Smith Company, Albritton Properties, and Community Bank and Trust. His experience includes commercial real estate underwriting, acquisitions, and the development of retail shopping centers. Mr. Cunningham received a Bachelor of Business Administration in financial planning and services and graduated with his Doctor of Jurisprudence from South Texas College of Law. Mr. Cunningham is a member of the International Council of Shopping Centers, Urban Land Institute, and Texas Bar Association.
      David M. Thailing. Mr. Thailing serves as the managing vice president of investment sponsorship and is responsible for raising capital for AmREIT’s investment programs through the NASD marketplace. Mr. Thailing and Mr. Braun work closely to meet investor needs through the creation of real estate securities offered thorough the independent financial planning community. Mr. Thailing has over eight years of combined real estate and financial investment experience. Prior to joining AmREIT he provided financial consulting expertise as an associate with Andersen’s Corporate Finance and Restructuring practice. Mr. Thailing has served as a financial advisor with Paine Webber and has extensive public speaking experience in the securities industry. Mr. Thailing received a Bachelor of Business Administration degree in management from Southern Methodist University and earned a Masters of Business Administration from the Jones School of Management at Rice University.
      Tenel Tayar. Mr. Tayar serves as our vice president of acquisitions and is responsible for overseeing all existing retail property acquisitions. Mr. Tayar has over 14 years of real estate experience. Prior to joining AmREIT, he served as the director of finance at The Woodlands Operating Company where he sourced, negotiated and closed over $225 million in real estate transactions and participated in over $500 million. Mr. Tayar has analyzed over $2 billion of real estate investment and has directed all aspects of real estate capitalization and investment transactions. While at AmREIT, Mr. Tayar has completed over $145 million of acquisitions. Mr. Tayar received a Bachelor of Business Administration in finance from the University of Texas at Austin and earned a Master of Business Administration from Southern Methodist University. Mr. Tayar is a Texas licensed Real Estate Broker and is a member of the Urban Land Institute, International Council of Shopping Centers, and Association of Commercial Real Estate Professionals.
      Brett P. Treadwell. Mr. Treadwell serves as our vice president of finance. Mr. Treadwell is responsible for AmREIT’s financial reporting function as well as for assisting in the setting and execution of AmREIT’s strategic financial initiatives. He oversees our filings with the Securities & Exchange Commission, our periodic internal reporting to management and our compliance with the Sarbanes-Oxley Act of 2002. Mr. Treadwell has over 12 years of accounting, financial, and SEC reporting experience and prior to joining AmREIT served as a senior manager with Arthur Andersen LLP and most recently with PricewaterhouseCoopers LLP. He has provided extensive audit services, regularly dealt with both debt and equity offerings for publicly traded and privately owned clients in various industries and has strong experience with SEC reporting and registrations statements and offerings. Mr. Treadwell regularly mentored and coached firm personnel and was named as a connectivity leader for Pricewaterhouse Coopers’ Houston office. Mr. Treadwell graduated Magna Cum Laude from Baylor University with a Bachelor of Business Administration and subsequently earned the CPA designation.
      Debbie J. Lucas. Ms. Lucas serves as vice president of corporate communications and is responsible for creating, communicating, and distributing the AmREIT corporate message and brand to a wide range of individuals including investment professionals, rating agencies and analysts, individual investors, and employees. Prior to joining AmREIT, Ms. Lucas gained financial consulting and business development experience at Smith Barney and served as an environmental consultant for Tetra Tech, EMI. In addition, Ms. Lucas provided consulting services to a corporate communications firm located in Houston, Texas. Ms. Lucas received a Bachelor of Science degree from Texas A&M University and earned a Masters of Business Administration from the Jones School of Management at Rice University, simultaneously completing the CFP certification course. She is a member of the National Association of Real Estate Investment Trusts and the American Marketing Association.
      John N. Anderson, Jr. Mr. Anderson serves as our vice president of dispositions. He is responsible for overseeing AmREIT’s property sales and asset management activities and for developing and executing the disposition strategy for each property, which includes creating marketing plans, coordinating sales processes, and facilitating sales to closing. In addition, he analyzes property performance, market conditions, and future economic benefits for all properties under management to determine optimal disposition strategies. Mr. Anderson has over seven years of experience in real estate investment, development, management, and acquisitions and dispositions. Prior to joining AmREIT, he handled all dispositions for Fairfield Residential, a large multi-family developer based in Dallas, Texas. In addition, Mr. Anderson gained real estate investment experience as an associate with The Archon Group, a subsidiary of Goldman Sachs, where he was involved in the acquisition, management and disposition of multi-family assets. Mr. Anderson received a Bachelor of Business Administration degree in management from Baylor University and subsequently earned his Masters of Business Administration from the McCombs School of Business at the University of Texas in Austin. He holds a Texas real estate salesman license and is an associate member of the Dallas Real Estate Council and the McCombs School of Business Center for Real Estate Finance. He is also a member of the International Council of Shopping Centers.
      Kristen Barker. Ms. Barker serves as our vice president of leasing and her responsibilities include a focus on leasing for our new development and redevelopment projects as well as tenant representation services. Ms. Barker worked in retail leasing with Trammel Crow prior to joining AmREIT on both project leasing and tenant representation and has over 10 years of combined experience in real estate appraisal and retail leasing. Ms. Barker received a Bachelor of Science degree from the University of Richmond and graduated with her Masters of Business Administration from Texas A&M University. Ms. Barker is a member of the International Council of Shopping Centers and the Texas Association of Realtors.
      Max Shilstone. Mr. Shilstone serves as vice president of property management. He is responsible for the management of the assets owned by AmREIT and its subsidiary funds. Prior to joining AmREIT, Mr. Shilstone served as vice president of C.P. Oles Company in Austin, Texas where his responsibilities included managing multi-tenant shopping centers and overseeing tenant improvements, center upgrades, and tenant leasing. In addition, Mr. Shilstone served as asset development manager for a division of Duke Energy. Mr. Shilstone received a Bachelor of Business Administration in management from the University of Texas and earned a Masters of Business Administration from the University of St. Thomas. He also received his Certified Shopping Center Manager (CSM) designation from the International Council of Shopping Centers.
      Robyn Walden. Ms. Walden serves as vice president of investor relations and is responsible for establishing and maintaining investor and shareholder contacts and relationships for our publicly traded stock.

She develops, directs and guides investor relations policies and procedures for the organization. Prior to joining AmREIT, Ms. Walden served as an equity research analyst on Wall Street through Merrill Lynch and gained a strong knowledge of the investment community. Ms. Walden received a Bachelor of Science degree in Mechanical Engineering from the University of Texas in Austin and holds her Series 7 securities license.
Compensation of Executive Officers
      The below table represents the compensation paid to Mr. Taylor, chairman of the board, chief executive officer and president and Chad C. Braun Executive Vice President, Chief Financial Officer and Secretary, the Company’s two executive officers. The table sets forth all compensation, cash and restricted stock, received during the fiscal years 2003, 2002 and 2001.

						Long-Term Compensation
						Awards
		Annual Compensation
						Securities
				Other Annual		Underlying	All Other
Name and Principal Position	Year	Salary	Cash Bonus	Compensation		Options	Compensation

H. Kerr Taylor	2004	$195,000	$136,000	$58,500	(1)	—	$400,000	(1)
Chief Executive Officer	2003	$195,000	$136,500	$58,500	(1)	—		(5)
and President	2002	$175,000	$122,500	$52,914	(1)	—		(4)
Chad C. Braun	2004	$131,650	$92,150	$39,494	(2)	—	$90,000	(2)
Executive Vice President	2003	$122,000	$100,000	$46,927	(2)	—	$75,000	(1)(5)
and CFO	2002	$115,000	$49,750	$21,488	(2)	—	$99,996	(3)(4)

(1)	Mr. Taylor was granted 7,178, 9,000 and 8,333 common shares as part of his bonus for 2004, 2003 and 2002, respectively. The restrictions on these shares lapse 25% at the date of grant and 25% on each of the three following anniversaries of the date of grant. Additionally, Mr. Taylor was granted 50,000 shares as a long term 2004 retention bonus. The restrictions on the shares issued as long term 2004 compensation lapse equally over a seven year period beginning on February 15, 2006.

(2)	Mr. Braun was granted 4,846, 7,219 and 3,384 common shares as part of his bonus for 2004, 2003 and 2002, respectively. The restrictions on these shares lapse 25% at the date of grant and 25% on each of the three following anniversaries of the date of grant. Additionally, Mr. Braun was granted 11,043 and 11,538 shares as a long term 2004 and 2003 retention bonus. The restrictions on the shares issued as long term 2004 compensation lapse 70% in year five, 15% in year six and 15% in year seven, from the date of the grant. The restrictions on the shares issued as long term 2003 compensation lapse on the fifth anniversary of the issuance.

(3)	Mr. Braun was granted 14,388 common shares as a bonus related to the completion of the merger of three affiliated investment funds with AmREIT, completed in 2002. The restrictions on these shares lapse equally over a four year period beginning on February 15, 2003.

(4)	Mr. Taylor and Mr. Braun were assigned 45% and 5%, respectively, in the income and cash flow of the general partner of AAA CTL Notes, Ltd., which is comprised of a portfolio of seventeen IHOP properties, the remainder of which is owned by AmREIT. Mr. Taylor’s interest is 100% vested immediately. Mr. Braun’s interest vests 100% on February 15, 2008. The value of the assigned interest can not be determined or estimated at this time.

(5)	Mr. Taylor and Mr. Braun were assigned 37% and 4%, respectively, in the income and cash flow of the general partner of AmREIT Income & Growth Fund, Ltd. (“AIG”), AmREIT Income & Growth Corporation. AIG is an affiliated retail partnership with a seven year operating lifecycle. In June 2008, AIG will enter into liquidation and commence a final sale of all of its real estate assets. In accordance with the limited partnership agreement, net sales proceeds will be allocated to the limited partners, and to the general partner as, if, and when certain annual returns have been achieved by the limited partners. Mr. Taylor and Mr. Braun’s interest vests equally over a four year period beginning on February 15, 2004. The value of the assigned interest can not be determined or estimated at this time.

Employment Agreements
      The Company is in the process of negotiating employment contracts with it’s key executives, including Kerr Taylor and Chad Braun, but currently does not have employment contracts with any if it’s key executives or employees.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our trust managers and executive officers and persons who own more than 10% of a registered class of our equity securities, to file reports of holdings and transactions in our securities with the SEC. Executive officers, trust managers and greater than 10% beneficial owners are required by applicable regulations to furnish us with copies of all Section 16(a) forms they file with the SEC.
      Based solely upon a review of the reports furnished to us with respect to our 2004 fiscal year, we believe that all SEC filing requirements applicable to our trust managers and executive officers were satisfied.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
      On June 5, 1998, our shareholders voted to approve an agreement and plan of merger (the “Merger Agreement”) with American Asset Advisers Realty Corporation (the “Former Adviser”), whereby Mr. Taylor, the sole shareholder of the Former Adviser, agreed to exchange 100% of the outstanding common stock of the Former Adviser for up to 900,000 of our common shares. As a result of the merger, we became a fully integrated, self-administered real estate investment trust. Effective June 5, 1998, we issued Mr. Taylor 213,260 shares of common stock and he deferred the right to receive the remaining 686,740 common shares until certain goals were achieved following the merger. The Merger Agreement currently requires those goals to be met by June 2004. As a result of the merger of AAA Realty Fund IX, AAA Net Realty Fund X and AAA Net Realty Fund XI into the Company, completed on July 23, 2002, the Company issued to Mr. Taylor an additional 302,000 class A common shares on September 19, 2002. In 2003 and 2004, the Company issued Mr. Taylor an additional 385,000 class A common shares as a result of the issuance of class C and D common shares. This represents the full obligation of shares payable to him as a result of the Merger Agreement.
PROPOSAL ONE: ELECTION OF TRUST MANAGERS
      At the annual meeting, four trust managers will be elected by the shareholders, each trust manager to serve until his successor has been duly elected and qualified, or until the earliest of his death, resignation or retirement.
      The persons named in the enclosed proxy will vote your shares as you specify on the enclosed proxy form. If you return your properly executed proxy but fail to specify how you want your shares voted, the shares will be voted in favor of the nominees listed below. Our board of trust managers has proposed the following nominees for election as trust managers at the annual meeting.
Nominees
      H. Kerr Taylor. For a description of the business experience of Mr. Taylor, see “Management.”
      Robert S. Cartwright, Jr. — Mr. Cartwright has been a trust manager or director of AmREIT or our predecessor corporation since 1993. Mr. Cartwright is a Professor of Computer Science at Rice University. Mr. Cartwright earned a bachelor’s degree magna cum laude in Applied Mathematics from Harvard College in 1971 and a doctoral degree in Computer Science from Stanford University in 1977. Mr. Cartwright has been a member of the Rice faculty since 1980 and twice served as department Chair. Mr. Cartwright has compiled an extensive record of professional service. He is a Fellow of the Association for Computing Machinery (ACM) and a member of the ACM Education Board. From 1994-2000, he served as a member of the Board of Directors of the Computing Research Association, an umbrella organization representing academic and industrial computing researchers. Mr. Cartwright has served as a charter member of the editorial boards of two professional journals and has also chaired several major ACM conferences. From 1991-1996, he was a member of the ACM Turing Award Committee, which selects the annual recipient of the most prestigious international prize for computer science research.
      G. Steven Dawson — Mr. Dawson has been a trust manager or director of AmREIT or our predecessor corporation since 2000. He also has been designated by our board as the “audit committee financial expert,” as such term is defined in the Rules of the Securities and Exchange Commission. He is currently a private investor who is active on the boards of five real estate investment trusts (“REITs”) in addition to his service at AmREIT: American Campus Communities (NYSE:ACC), Sunset Financial Resource, Inc. (NYSE:SFO), Trustreet Properties, Inc. (NYSE:TSY), Desert Capital REIT (a non-listed public mortgage company), and Medical Properties Trust (currently a private company which has filed its Form S-11 in anticipation of an initial public offering). He serves as the audit committee chairman of three of these companies and he serves on governance/ nominating committees and compensation committees for some of these as well. From 1990 to 2003, Mr. Dawson was the Senior Vice President and Chief Financial Officer of Camden Property Trust (NYSE:CPT) (or its predecessors), a large multifamily REIT. Prior to 1990, Mr. Dawson served in various related capacities with companies involved in commercial real estate including land and office building development as well as the construction and management of industrial facilities located on airports throughout the US.
      Philip Taggart — Mr. Taggart has been a trust manager or director of AmREIT or our predecessor corporation since 2000. Mr. Taggart has specialized in investor relations activities since 1964 and is the president and chief executive officer of Taggart Financial Group, Inc. He is the co-author of the book Taking Your Company Public, and has provided communications services for 58 initial public offerings, more than 200 other new issues, 210 mergers and acquisitions, 3,500 analyst meetings and annual and quarterly reports for over 25 years. Mr. Taggart serves on the boards of International Expert Systems, Inc. and Salon Group International and served on the board of the Foundation of Texas State Technical College for 10 years. A distinguished alumnus of the University of Tulsa, he also has been a university instructor in investor relations at the University of Houston.
      Our board of trust managers unanimously recommends that you vote FOR the election of trust managers as set forth in Proposal One. Proxies solicited by our board of trust managers will be so voted unless you specify otherwise in your proxy.
AUDIT COMMITTEE REPORT
      The audit committee is composed of three independent non-employee trust managers and operates under a written charter adopted by the board (a copy of which is available on our web site). The board has determined that each committee member is independent within the meaning of the applicable AMEX listing standards currently in effect.
      Management is responsible for the financial reporting process, including the preparation of the consolidated financial statements in accordance with GAAP. Our independent registered public accounting firm is responsible for auditing those financial statements and expressing an opinion as to their conformity with GAAP. The committee’s responsibility is to oversee and review this process. We are not, however, professionally engaged in the practice of accounting or auditing, and do not provide any expert or other special assurances as to such financial statements concerning compliance with the laws, regulations or GAAP or as to the independence of the registered public accounting firm. The committee relies, without independent verification, on the information provided to us and on the representations made by management and the independent registered public accounting firm. We held four meetings during 2004. The meetings were designed, among other things, to facilitate and encourage communication among the committee, management and our independent registered public accounting firm, KPMG LLP. We discussed with KPMG LLP the overall scope and plans of their audit. We met with KPMG LLP, with and without management present, to discuss the results of their examinations.

      The audit committee has reviewed and discussed the audited financial statements with management and KPMG LLP, our independent auditors. The audit committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, written communication from the independent auditors required by Independence Standards Board Standard No. 1, and has discussed their independence with the independent auditors. When considering the independence of KPMG LLP, we considered whether their array of services to the company beyond those rendered in connection with their audit of our consolidated financial statements and reviews of our consolidated financial statements, including its Quarterly Reports on Form 10-QSB, was compatible with maintaining their independence. We also reviewed, among other things, the audit and non-audit services proformed by, and the amount of fees paid for such services to, KPMG LLP.
      Based on the foregoing review and discussions and relying thereon, we have recommended to our board of trust managers that the audited financial statements for the year ended December 31, 2004 be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 for filing with the Securities and Exchange Commission.
      The members of the audit committee are independent, as independence is defined in Rule 4200(a)(15) of the National Association of Securities Dealers’ Listing Standards.
      This section of the proxy statement is not deemed “filed” with the SEC and is not incorporated by reference into our Annual Report on Form 10-K.
      This audit committee report is given by the following members of the audit committee:

G. Steven Dawson	Robert S. Cartwright, Jr.	Philip Taggart
INDEPENDENT AUDITOR FEES
      Aggregate fees billed to the Company for the years ended December 31, 2004 and 2003 by the Company’s principal accounting firm, KPMG LLP, were as follows:

	2004	2003

Audit Fees	$124,365	$142,350
Audit Related Fees	$17,000	$-0-
Tax Fees	$10,000	$-0-
All Other Fees	$-0-	$-0-

Total Fees	$151,365	$142,350

      The Audit Committee has determined that the provision of the services included within “Financial Information Systems Design and Implementation Fees” and “All Other Fees” to be compatible with maintaining the principal accountant’s independence.
Pre-Approval Policies
      The Company’s Audit Committee, pursuant to its exclusive authority, has reviewed and approved the all of the fees described above for 2004. The Audit Committee has also adopted Pre-Approval Policies for all other services KPMG LLP may perform for the Company. The Pre-Approval Policies detail with specificity the services that are authorized within each of the above-described categories of services and provide for aggregate maximum dollar amounts for such pre-approved services. Any additional services not described or otherwise exceeding the maximum dollar amounts prescribed by the Pre-Approval Policies will require the further advance review and approval of the Audit Committee. The Audit Committee has delegated the authority to grant any such additional required approval to its Chairman between meetings of the Committee, provided that the Chairman report the details of the exercise of any such delegated authority at the next meeting of the Audit Committee.

SHAREHOLDER PROPOSALS
      To be included in the proxy statement, any proposals of holders of Shares intended to be presented at the annual meeting of shareholders of the Company to be held in 2006 must be received by the Company, addressed to Mr. Chad C. Braun, secretary of the Company, 8 Greenway Plaza, Suite 1000, Houston, Texas, 77046, no later than February 2, 2006 and must otherwise comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934.
ANNUAL REPORT
      We have provided without charge a copy of the annual report to shareholders for fiscal year 2004 to each person being solicited by this proxy statement. Upon the written request by any person being solicited by this proxy statement, we will provide without charge a copy of the annual report on Form 10-K as filed with the SEC (excluding exhibits, for which a reasonable charge shall be imposed). All requests should be directed to: H. Kerr Taylor, chairman of the board, chief executive officer and president at AmREIT, 8 Greenway Plaza, Suite 1000, Houston, Texas 77046.

ANNUAL MEETING OF SHAREHOLDERS

Thursday, June 2, 2005
10:00 A.M. Houston Time

Eight Greenway Plaza
Suite 1000
Houston, TX 77046

AmREIT Eight Greenway Plaza, Suite 1000 Houston, TX 77046	proxy

This Proxy is Solicited to all Class A, B, C and D Common Shareholders
on Behalf of the Board of Trust Managers.

      The shareholder of AmREIT, a Texas real estate investment trust, whose name and signature appear on the reverse side of this card, having received the notice of the Annual Meeting of shareholders and the related proxy statement for AmREIT’s Annual Meeting of shareholders to be held at Eight Greenway Plaza, Suite 1000, Houston, Texas, on Thursday, June 2, 2005 at 10:00 A.M., Houston time, hereby appoints H. Kerr Taylor and Chad Braun, or each of them, the proxies of the shareholder, each with full power of substitution, to vote at the Annual Meeting, and at any adjournments of the Annual Meeting, all common shares, par value $0.01 per share, held of record by the shareholder on April 19, 2005 in the manner shown on the reverse side of this card.

      This proxy is solicited by the Board of Trust Managers and the common shares represented hereby will be voted in accordance with the shareholder’s directions on the reverse side of this card. If no direction is given, then the shares represented by this proxy will be voted FOR proposals 1 and 2, and in the proxies’ discretion on any other matters that may properly come before the Annual Meeting or any adjournments thereof, subject to limitations set forth in applicable regulations under the Securities Exchange Act of 1934.

      Please mark, sign, date, and return this proxy card promptly using the enclosed envelope.

See reverse for voting instructions.

PROOF: 3 04/15/05 051347-amreit 05-ltrpxy nancy AMERICAN FINANCIAL PRINTING INC. • (612) 378-0711 • FAX (612) 378-3060

COMPANY #

There are three ways to vote your Proxy

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE — TOLL FREE — 1-800-560-1965 — QUICK ««« EASY ««« IMMEDIATE

•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on June 1, 2005.

•	Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions the voice provides you.

VOTE BY INTERNET — http://www.eproxy.com/amy/ — QUICK ««« EASY ««« IMMEDIATE

•	Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on June 1, 2005.

•	Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to AmREIT, c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone or Internet, please do not mail your Proxy Card

ò Please detach here ò

The Board of Trust Managers Recommends a Vote FOR Items 1 and 2.

1.	Election of trust	01 Robert J. Cartwright	03 Philip Taggart	☐	Vote FOR	☐	Vote WITHHELD
	managers:	02 G. Steven Dawson	04 H. Kerr Taylor		all nominees		from all nominees
(except as marked)

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	To transact any other business that may properly be brought before the annual meeting or any adjournments thereof.

This proxy, when properly executed and delivered, will be voted as specified. If no specification is made, this proxy will be voted FOR proposals 1 and 2. The proxies cannot vote your shares unless you sign and return this card.

Address Change? Mark Box ☐ Indicate changes below:	Date

The undersigned hereby revokes any proxy previously given with respect to our common shares and hereby ratifies and confirms all that the proxies, their substitutes or any of them may lawfully do by virtue hereof. Note: Please sign exactly as name(s) appear(s) on this card. When shares are held jointly, both must sign. When signing as attorney, executor, administrator, trustee or guardian, please give full titles as such. When executed by a corporation or partnership, please sign in full corporate or partnership name by a duly authorized officer or partner, giving title. Please sign, date and mail this proxy promptly whether or not you expect to attend the meeting. You may nevertheless vote in person if you do attend.

Signature(s) in Box

PROOF: 3 04/15/05 051347-amreit 05-ltrpxy nancy AMERICAN FINANCIAL PRINTING INC. • (612) 378-0711 • FAX (612) 378-3060